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                                                                  Exhibit(23)(c)



            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 27, 2004 in Amendment No. 1 to the Registration Statement on Form S-4 and the related Prospectus of CMS Energy Corporation dated August 25, 2004.



                                               /S/ Ernst & Young LLP



Detroit, Michigan
August 20, 2004